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                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                                                                   EXHIBIT  j(1)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 85 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 19, 2001, relating to the financial statements and financial highlights (where applicable) of the AIM Funds Group (consisting of the AIM Balanced Fund, the AIM Basic Balanced Fund, the AIM European Small Company Fund, the AIM Global Utilities Fund, the AIM International Emerging Growth Fund, the AIM New Technology Fund, the AIM Select Growth Fund, the AIM Small Cap Equity Fund, the AIM Value Fund, the AIM Value II Fund, and the AIM Worldwide Spectrum
Fund), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP

July 11, 2001